UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2023

USA Compression Partners, LP
(Exact Name of Registrant as Specified in Charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Congress Avenue, Suite 2400
Austin, Texas 78701
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 473-2662
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common units representing limited partner interests	USAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 5, 2023, Michael C. Pearl, Vice President, Chief Financial Officer and Treasurer of USA Compression GP, LLC (the “Company”), the general partner of USA Compression Partners, LP (the “Partnership”), submitted his resignation to pursue other opportunities. Mr. Pearl’s resignation will be effective October 5, 2023. Mr. Pearl’s resignation is not the result of any disagreement with the Partnership or the Company relating to either entity’s operations, policies or practices.
In recognition of his service and contributions to the Partnership, the Compensation Committee of the board of directors of the Company on October 5, 2023 approved a separation payment of $500,000.00 (the “Separation Payment”) to Mr. Pearl. The Separation Payment is contingent upon Mr. Pearl’s execution of the Separation and Restrictive Covenant Agreement and Full Release and Waiver of Claims which provides for certain non-disparagement and confidentiality covenants.
On October 5, 2023, the board of directors of the Company designated G. Tracy Owens to serve as the principal financial officer of the Company, to be effective October 6, 2023. Mr. Owens will retain his current title of Vice President of Finance and Chief Accounting Officer. Mr. Owens, age 60, has served as Vice President of Finance and Chief Accounting Officer of the Company since April 2017. Prior to that, Mr. Owens served as Vice President and Chief Accounting Officer of Southcross Energy Partners GP, LLC, the general partner of Southcross Energy Partners, L.P. (“Southcross”) from August 2015 until December 2016. Before joining Southcross, Mr. Owens served as Controller for Alon USA Energy, Inc. (“Alon”) since 2006. Prior to joining Alon, Mr. Owens served as Controller for Hunt Refining Company from 1996 until 2006 and as Senior Manager at KPMG LLP from 1986 until 1996. Mr. Owens received a BBA in Accounting from Baylor University in 1986. He is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.
In connection with his designation as principal financial officer, Mr. Owens will receive an increase in his annual base salary, which will be $325,000 following the effective date of the designation. Mr. Owens will continue to be eligible to participate in the Partnership’s 2013 Long-Term Incentive Plan (the “LTIP”), as well as for other benefits generally available to all employees of the Company. A description of the LTIP is included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022.
There are no arrangements or understandings between Mr. Owens and any other persons pursuant to which he was selected as the Company’s principal financial officer. There are no family relationships between Mr. Owens and any of the Company’s directors or executive officers, and Mr. Owens has no reportable transactions under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

		By:	USA Compression GP, LLC,
its General Partner

Date:	October 6, 2023	By:	/s/ Christopher W. Porter
Christopher W. Porter
Vice President, General Counsel and Secretary